UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2020

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250
FOSTER CITY, CALIFORNIA 94404
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On September 30, 2020 (the “Closing Date”), Geron Corporation (the “Company”) entered into a loan and security agreement (the “Loan Agreement”) with Hercules Capital, Inc., as administrative agent and collateral agent (in such capacity, the “Agent”) and a lender, and Silicon Valley Bank, as a lender (collectively with Hercules Capital, Inc., the “Lenders”) for an aggregate principal amount of $75.0 million (the “Term Loan”). Pursuant to the Loan Agreement, the Term Loan is available to the Company in three tranches, subject to certain terms and conditions.

The first tranche of the Term Loan of up to $35.0 million, of which $25.0 million was received by the Company on the Closing Date, is available to the Company through June 15, 2021. The second tranche of the Term Loan, consisting of up to an additional $15.0 million, is available to the Company from January 1, 2021 through December 15, 2021, subject to achievement of certain clinical milestones. The third tranche of the Term Loan, consisting up to an additional $25.0 million, is available to the Company through December 31, 2022, subject to the Lenders’ approval.

The Term Loan bears interest at a variable annual rate equal to the greater of: (i) 9.0%, or (ii) the sum of (A) the Prime Rate (as reported in The Wall Street Journal) minus 3.25%, plus (B) 9.0% (the “Interest Rate”). The Company is required to make interest only payments through November 1, 2022, which may be extended to May 1, 2023 upon achievement of certain clinical milestones and which is further extendable to November 1, 2023 upon achievement of certain regulatory and financial milestones (the “interest-only period”). After the interest-only period, the principal balance and related interest will be required to be repaid in equal monthly installments and continuing until the Maturity Date (as defined below).

The Term Loan matures on October 1, 2024; which may be extended to April, 1, 2025 upon achievement of certain regulatory and financial milestones, and which is further extendable to October 1, 2025, upon achievement of certain additional regulatory and financial milestones (collectively, the “Maturity Date”). The Company is entitled to prepay the Term Loan in whole or in increments of $5.0 million, and any prepayment made in the first 36 months from the Closing Date will be subject to a prepayment charge equal to 1.5% of the principal amount prepaid. No prepayment charge will be assessed for any prepayment occurring more than 36 months after the Closing Date. Upon full repayment of the Term Loan, the Company is obligated to pay an end-of-term charge equal to 6.55% of the principal amount of the Term Loan actually borrowed.

Upon the Closing Date, the Company is required to pay the Lenders a facility fee of $395,000 for the first tranche. In addition, a facility fee of $105,000 is due upon the drawdown of the second tranche and a facility fee of $250,000 is due upon the drawdown of the third tranche.

Subject to certain exceptions, the Company’s obligations under the Loan Agreement are secured by a first priority security interest on substantially all of the Company’s personal property, other than intellectual property.

The Loan Agreement contains customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, mergers and acquisitions, dispositions, investments, distributions, subordinated debt, transactions with affiliates and fundamental changes, without the Lenders’ consent. The Loan Agreement also contains financial covenants requiring the Company to maintain a cash balance in an amount greater than or equal to $25.0 million, commencing June 1, 2022. Such minimum cash covenant is reduced to $20.0 million if the Company achieves certain regulatory milestones. If certain licensing transactions are entered by the Company, the cash covenant requirement would increase to $30.0 million, and such increased cash covenant would remain in place until the Maturity Date.

The Loan Agreement provides for events of default (subject, in certain instances, to specified grace periods) customary for a loan of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants or representations and warranties, insolvency, bankruptcy, certain uncured judgments and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default and for so long as such an event of default continues without cure, all outstanding obligations under the Loan Agreement shall accrue interest at the Interest Rate plus 5%. Upon the occurrence and continuation of any event of default, the Agent may accelerate payment of all obligations and terminate the Lenders’ commitments under the Loan Agreement. Upon the occurrence of certain bankruptcy and insolvency events, the obligations under the Loan Agreement would automatically become due and payable.

The descriptions of the Loan Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the availability and funding of the second and third tranches of the Term Loan, including the timing and the satisfactions of the conditions thereto, (ii) the Company’s ability to extend the Maturity Date; (iii) the Company’s achievement of certain clinical, regulatory and financial milestones; (iv) the Company’s ability to comply with the covenants in the Loan Agreement; and (v) other statements that are not historical facts, constitute forward-looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Company’s ability to satisfy the conditions to the funding of the second and third tranches of the Term Loan and to extend the Maturity Date, (b) the Company’s ability to comply with the covenants in the Loan Agreement; (c) whether the continuing and evolving effects of the COVID-19 pandemic and resulting global economic and financial disruptions will materially and adversely impact the Company’s business and business prospects and its financial condition so that the Company is unable to achieve the milestones or meet the conditions and covenants in (ii), (iii) and (iv) above; (d) whether the Company overcomes all of the potential delays and other adverse impacts caused by the evolving effects of the COVID-19 pandemic, and overcomes the clinical, safety, efficacy, technical, scientific, intellectual property, manufacturing and regulatory challenges in order to achieve the milestones or meet the conditions and covenants in (ii), (iii) and (iv) above; (e) whether regulatory authorities permit the further development of imetelstat on a timely basis, or at all, without any clinical holds; (f) whether imetelstat is demonstrated to be safe and efficacious in clinical trials; (g) whether any future efficacy or safety results may cause the benefit-risk profile of imetelstat to become unacceptable; (h) whether imetelstat actually demonstrates disease-modifying activity in patients; (i) whether the Company is able to maintain patent protection, obtain and maintain orphan drug exclusivity and have freedom to operate with respect to imetelstat; (j) whether the Company is able to raise additional substantial capital in order to complete the development and commercialization of imetelstat; (k) whether the Company can accurately project or attain complete enrollment in, or favorable top-line results from, its Phase 3 clinical trials, whether due to the evolving effects of the COVID-19 pandemic or otherwise; (l) whether there are failures or delays in manufacturing sufficient quantities of imetelstat or other clinical trial materials in a timely manner, whether due to the evolving effects of the COVID-19 pandemic or otherwise; and (m) whether the Lenders remain solvent and able to fund the additional tranches. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and future filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: October 1, 2020	By:	/s/ Stephen N. Rosenfield
		Name:	Stephen N. Rosenfield
		Title:	Executive Vice President,
Chief Legal Officer and
Corporate Secretary